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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 7/Amendment No. 454 to Registration Statement Nos. 333-176374/811-03365 on Form N-4 of our report dated March 29, 2012, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of MetLife Investors USA Separate Account A and our report dated April 5, 2012, relating to the consolidated financial statements of MetLife Investors USA Insurance Company and its subsidiary (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to changes in the Company's method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009), both appearing in the Statement of Additional Information in Post-Effective Amendment No. 4/Amendment No. 426 to Registration Statement Nos. 333-176374/811-03365 on Form N-4 of MetLife Investors USA Separate Account A and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
October 4, 2012